UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Second Amendment to License Agreement with Novartis

On September 27, 2022, Allarity Therapeutics Europe Aps (“Allarity Europe”), a wholly-owned subsidiary of Allarity Therapeutics, Inc. (the “Company”), entered into a Second Amendment to License Agreement (the “Second Amendment”) with Novartis Pharma AG, a company organized under the laws of Switzerland (“Novartis”), which amended the terms of the License Agreement dated April 6, 2018 (the “Original Agreement”), as amended by that certain First Amendment to License Agreement effective as of March 30, 2022 (“Amendment” and together with the Original Agreement, the “Agreement”) and that certain Promissory Note dated April 6, 2018, which was re-issued by Allarity Therapeutics Denmark ApS (“Allarity Denmark,” or “OV-SPV2”), a subsidiary of Allarity Europe, in favor of Novartis on March 30, 2022, to modify the terms and timing of the Outstanding Milestone Payment (as defined in the Second Amendment). The Second Amendment became effective upon receipt by Novartis of the first portion of the Outstanding Milestone Payment, which was made on or about September 28, 2022.

Under Clause 7.2 of the Original Agreement, the Company agreed to pay Novartis a milestone payment in one lump sum (“Third Milestone Payment”) upon submission of the first NDA with the FDA for a Licensed Product in the United States (the “Third Milestone”). The Second Amendment restructured the terms of the Third Milestone Payment to an installment plan (with the final installment due in 2023), allowing the Company more time to make the Third Milestone Payment.

In addition, the Second Amendment amended (1) Clause 1.1 of the Agreement to include the definitions of Financing Transaction, Phase 1 Clinical Trial and Phase 1b/2 Clinical Trial, (2) Clause 2.1 of the Agreement to clarify that the Company would not be permitted to sublicense any rights granted to the Company prior to completion of a Phase II Clinical Trial without the prior written consent of Novartis, and (3) Clause 7.3 to provide for the acceleration of certain milestone payments in the event the Company enters into a Financing Transaction (as defined in the Second Amendment). If all milestones under the Second Amendment are achieved, the Company may be obligated to pay Novartis up to a maximum of $26.5 million.

The Original Agreement, First Amendment and the Note are filed as Exhibit 10.7 to our Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2021, and Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed with the SEC on April 18, 2022, respectively. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1†	Second Amendment to License Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	In accordance with Item 601 of Regulation S-K, certain portions of this exhibit will be omitted because they are not material and would likely cause competitive harm to the registrant if disclosed. The registrant agrees to provide an unredacted copy of the exhibit on a supplemental basis to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem Chief Executive Officer

Dated: September 30, 2022

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